United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 21, 2006

FPIC Insurance Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Florida
(State Jurisdiction of Incorporation)

1-11983	59-3359111
(Commission File Number)	(IRS Employer Identification No.)

225 Water Street, Suite 1400 Jacksonville, Florida 32202 (904) 354-2482 www.fpic.com

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On February 21, 2006, FPIC Insurance Group, Inc. (“FPIC”) issued an earnings press release announcing selected financial data concerning FPIC’s fourth quarter and year 2005 unaudited consolidated results of operations and financial condition presented in accordance with accounting principles generally accepted in the United States of America (GAAP). A copy of FPIC’s press release dated February 21, 2006, is attached hereto as Exhibit 99 and is furnished as a part of this Form 8-K.

Item 9.01. Financial Statements and Exhibits.
(d)  Exhibits

   Exhibit Number      Description of Exhibits

99	FPIC Insurance Group, Inc. Earnings Press Release dated February 21, 2006

10(oooo)
Reinsurance Placement Slip relating to Medical Professional Liability Excess of Loss Reinsurance Contract, effective January 1, 2006, issued to Member Companies of FPIC Insurance Group, Inc. including First Professionals Insurance Company, Inc., Anesthesiologists Professional Assurance Company and Intermed Insurance Company (by Domestic Reinsurers)

10(pppp)
Reinsurance Placement Slip relating to Medical Professional Liability Excess of Loss Reinsurance Contract, effective January 1, 2006, issued to Member Companies of FPIC Insurance Group, Inc. including First Professionals Insurance Company, Inc., Anesthesiologists Professional Assurance Company and Intermed Insurance Company (by Lloyd's Reinsurers)

Signature
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FPIC INSURANCE GROUP, INC.

Date: February 21, 2006	By:	/s/ John R. Byers
John R. Byers
President and Chief Executive Officer

EXHIBIT INDEX

   Exhibit Number      Description of Exhibits

99	FPIC Insurance Group, Inc. Earnings Press Release dated February 21, 2006

10(oooo)
Reinsurance Placement Slip relating to Medical Professional Liability Excess of Loss Reinsurance Contract, effective January 1, 2006, issued to Member Companies of FPIC Insurance Group, Inc. including First Professionals Insurance Company, Inc., Anesthesiologists Professional Assurance Company and Intermed Insurance Company (by Domestic Reinsurers)

10(pppp)
Reinsurance Placement Slip relating to Medical Professional Liability Excess of Loss Reinsurance Contract, effective January 1, 2006, issued to Member Companies of FPIC Insurance Group, Inc. including First Professionals Insurance Company, Inc., Anesthesiologists Professional Assurance Company and Intermed Insurance Company (by Lloyd's Reinsurers)